Exhibit 99.1

INCOME FUND
EIGHT B L.P.

PORTFOLIO OVERVIEW

2nd QUARTER

2006

ICON Income Fund Eight B L.P.

- 2nd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001. As of August 1, 2006, Eight B had 741,530 limited partnership units outstanding. During the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.

During the Reinvestment Period, Eight B has been seeking to purchase additional equipment subject to lease, which equipment is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors, and over time is expected to permit acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.

On October 5, 2006, Eight B announced that its Reinvestment Period, which was anticipated to end in October 2006, has been extended for six months. Cash distributions to Eight B’s limited partners will continue at the annualized rate of 8% during the extended Reinvestment Period. Following its Reinvestment Period, Eight B will enter its “Liquidation Period,” in which it will dispose of its investments in the ordinary course of business.

News covering the reporting period

•  Cathay Pacific Airways Limited (“Cathay”) announced that it made its biggest ever commitment for new freighter aircraft with an order for six Boeing 747-400ERF, Extended Range Freighters, as it continues to invest in additional cargo capacity to meet aggressive growth plans for its Hong Kong hub. (Source: Cathay press release, dated June 22, 2006)

•  FedEx Corp. (“FedEx”) announced an agreement to launch FedEx Critical Inventory Logistics, a supply chain service. FedEx Critical Inventory Logistics will allow customers to deploy replacement parts at FedEx Kinko's centers throughout the United States, including several 24-hour locations. Once the service is in place, orders will be fulfilled by identifying the best sourcing locations and transportation options that meet the required delivery time or service level desired by the customer. (Source: FedEx press release, dated June 13, 2006)

Neither Eight B nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”

Portfolio Overview

Eight B has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight B’s portfolio consists primarily of:

Income leases

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp. (“Regus”). Eight B purchased the equipment for approximately $5.3 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate through March 2007.

•  Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, though May 2008. This investment was originally a growth lease. The aggregate purchase price was $5,950,000, the cash portion of which was $4,038,790. All debt was prepaid in November 2003.

•  A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC. At June 30, 2006, SPK held a portfolio of 13 active leases consisting of various material handling, telecommunications and computer equipment. The last of these leases are scheduled to expire in April 2008.

Growth leases

•  Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx. Eight B owns a 15% and a 90% interest in each aircraft, respectively. The interests in the aircraft were purchased for $28,352,619, of which $3,218,908 was cash. Both leases expire on March 31, 2007.

•  A 97.73% interest in ICON Cheyenne, LLC (“ICON Cheyenne”). ICON Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment. As of June 30, 2006, 16 of the original 119 leases were in effect. The last of these leases is scheduled to expire in September 2007. Eight B purchased its interest in the portfolio for approximately $29,706,000, of which approximately $11,400,000 was paid in cash.

•  Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay. Eight B owns a 100% interest and a 50% interest in each aircraft, respectively. The combined purchase price of the interests in both aircraft was approximately $114,592,000, of which approximately $6,375,000 was paid in cash. The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 and has been extended until October 1, 2011. The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, Eight B refinanced approximately $78,300,000 of non-recourse debt that was incurred when Eight B originally acquired its interests in the aircraft.

•  128 photo development labs on lease to Kmart Corporation (“K-Mart”). This equipment is subject to four separate leases. Two of the leases expired during the second quarter and were extended for 90 days in accordance with terms of the lease. The third lease is scheduled to expire in August and was also extended for 90 days. The last lease is set to expire in January 2007. Eight B acquired the labs for approximately $18,234,000, comprised of approximately $682,000 in cash and approximately $17,552,000 of non-recourse debt.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio. Each aircraft is scheduled to remain on lease during the next quarter. As of June 30, 2006, FedEx had one final semi-annual payment remaining. The aircraft is scheduled to remain on lease until its expiration in March 2007. The FedEx N319FE aircraft was manufactured in 1980 and to the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

At June 30, 2006, the two Cathay aircraft (B-HXM and B-HXN) had 63 and 60 monthly payments remaining, respectively. Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight B has made seventy-three monthly distributions to its limited partners. During the first six months of 2006, Eight B paid to its limited partners $2,969,057 in cash distributions. As of June 30, 2006, a $10,000 investment made at the initial closing would have received $5,653 in cumulative distributions representing a return of approximately 56% of such initial investment.

Fund Summary

Offering Period	5/24/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of Fund liquidation	4/17/2007

Outlook and Overview

The ICON Cheyenne and SPK portfolios have continued to comprise the majority of maturing leases. Leases from both portfolios will continue to expire throughout 2006. With the exception of the ICON Cheyenne and SPK portfolios, the third K-Mart lease is scheduled to expire in August 2006, but the lease was already extended for 90 days.

As of June 30, 2006, Eight B had $1,231,241 in cash and cash equivalents on hand. Substantially all of Eight B’s cash flows are derived from income leases. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30,	December 31,
	2006	2005
Cash and cash equivalents	$1,231,241	$848,665

Investments in finance leases:
Minimum rents receivable	807,260	2,486,536
Estimated unguaranteed residual values	273,825	677,390
Initial direct costs, net	1,784	8,347
Unearned income	(28,256)	(132,337)

Net investments in finance leases	1,054,613	3,039,936

Investments in operating leases:
Equipment, at cost	114,208,991	118,154,977
Accumulated depreciation	(42,395,399)	(41,174,571)

Net investments in operating leases	71,813,592	76,980,406

Investments in joint ventures	4,008,577	5,002,985
Due from General Partner and affiliates	-	92,836
Investment in option, at cost	2,100,000	2,100,000
Other assets, net	3,889,296	3,895,419

Total assets	$84,097,319	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	June 30,	December 31,
	2006	2005
Notes payable - non-recourse	$57,410,506	$63,746,059
Notes payable - recourse	1,795,000	-
Due to General Partner and affiliates	27,101	-
Deferred rental income	454,458	497,303
Accounts payable and other liabilities	1,652,433	426,263
Minority interest	186,796	353,481

Total liabilities	61,526,294	65,023,106

Commitments and contingencies

Partners' equity:
General Partner	(423,636)	(380,487)
Limited Partners (741,530 and 742,830 units
outstanding, $100 per unit original issue price)	22,994,661	27,317,628

Total partners' equity	22,571,025	26,937,141

Total liabilities and partners' equity	$84,097,319	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Rental income	$4,038,662	$4,973,605	$8,183,025	$10,112,212
Finance income	39,503	172,320	104,081	370,848
(Loss) income from investments in joint ventures	(790,549)	124,691	(994,408)	264,087
Net gain (loss) on sales of equipment	466,992	40,676	446,313	(137,053)
Net gain on sale of investment in unguaranteed residual values	-	4,671	-	320,097
Interest and other income	3,012	218,655	71,328	218,655

Total revenue	3,757,620	5,534,618	7,810,339	11,148,846

Expenses:
Depreciation and amortization	2,798,977	3,338,121	5,259,692	6,763,295
Interest	888,822	1,114,409	1,742,569	2,265,131
Maintenance expense	277,698	-	1,152,698	-
Management fees - General Partner	55,545	213,409	410,842	725,104
Administrative expense reimbursements - General Partner	27,101	95,708	161,980	317,181
General and administrative	153,422	58,176	346,050	560,449
Minority interest	27,058	28,668	52,442	61,912

Total expenses	4,228,623	4,848,491	9,126,273	10,693,072

Net (loss) income	$(471,003)	$686,127	$(1,315,934)	$455,774

Net (loss) income allocable to:
Limited Partners	$(466,293)	$679,266	$(1,302,775)	$451,216
General Partners	(4,710)	6,861	(13,159)	4,558

	$(471,003)	$686,127	$(1,315,934)	$455,774

Weighted average number of limited partnership
units outstanding	741,656	743,279	741,973	743,279

Net (loss) income per weighted average limited
partnership unit outstanding	$(0.63)	$0.91	$(1.76)	$0.61

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Six Months Ended June 30, 2006
(Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(2,969,057)	(29,990)	(2,999,047)
Net loss	-	(1,302,775)	(13,159)	(1,315,934)

Balance, June 30, 2006	741,530	$22,994,661	$(423,636)	$22,571,025
		0	(0)	-

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net (loss) income	$(1,315,934)	$455,774
Adjustments to reconcile net (loss) income to net cash provided by
(used in) operating activities:
Rental income paid directly to lenders by lessees	(6,799,919)	(8,925,817)
Finance income paid directly to lenders by lessees	(104,081)	(283,881)
Net (gain) loss on sales of equipment	(446,313)	137,053
Loss (income) from investments in joint ventures	994,408	(264,087)
Net gain from sale of investment in unguaranteed residual values	-	(320,097)
Depreciation and amortization	5,259,692	6,763,295
Interest expense on non-recourse financing paid directly to lenders by lessees	1,716,818	2,044,023
Minority interest	52,442	61,912
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	427,504	315,743
Due from/to General Partner and affiliates	119,937	(63,913)
Other assets	(66,563)	(149,435)
Deferred rental income	(42,845)	89,589
Accounts payable and other liabilities	1,216,181	(12,379)

Net cash provided by (used in) operating activities	1,011,327	(152,220)

Cash flows from investing activities:
Proceeds from sales of equipment and sales advances received	835,569	675,006
Loans and advances to affiliates	-	(672,992)
Distributions to minority interest in joint venture	(219,127)	(190,159)
Proceeds from sale of investment in unguaranteed residual values	-	320,097

Net cash provided by investing activities	616,442	131,952

Cash flows from financing activities:
Cash distributions to partners	(2,989,058)	(3,003,154)
Proceeds from recourse borrowings	1,795,000	2,610,000
Cash paid for redemption of limited partnership units	(51,135)	-

Net cash used in financing activities	(1,245,193)	(393,154)

Net increase (decrease) in cash and cash equivalents	382,576	(413,422)
Cash and cash equivalents, beginning of the period	848,665	1,249,480

Cash and cash equivalents, end of the period	$1,231,241	$836,058

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,267	$221,108

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$8,052,371	$11,246,379
Notes payable non-recourse relinquished with repossession of equipment	$-	$3,398,406
Joint venture interests acquired from affiliate in exchange
for amounts owed	$-	$672,992
Escrow utilized to pay non-recourse debt	$281,868	$-
Transfer of equipment from direct finance lease to operating lease	$403,565	$-

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight B pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight B's operations.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three and six month periods ended June 31, 2006 and 2005, respectively, were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Management fees	$55,545	$213,409	$410,842	$725,104
Administrative expense reimbursements	27,101	95,708	161,980	317,181

	$82,646	$309,117	$572,822	$1,042,285

*Limited Partners may obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.